UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 03, 2022

America Great Health

(Exact name of registrant as specified in charter)

Wyoming

(State or other jurisdiction of incorporation)

0-27873	98-0178621
(Commission File Number)	(IRS Employer Identification No.)

1609 W Valley Blvd., #338, Alhambra, CA	91803
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (626) 576-1299

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On August 16, 2022, the Company’s wholly owned subsidiary Meizhong Health Industry Development Co., Ltd. (“Meizhong”) entered into a Cooperation Agreement with Qiyu Nanjing Enterprise Management Co., Ltd. (“Qiyu”) and Shaoxing Boyadi Textile Co., Ltd. (“Boyadi”), among which, the three parties will jointly invest in building the great health products trading market located in Huai’an City, China, with a total investment of 20 million RMB.

Upon execution of this Agreement, a joint venture will be established by the three parties, with a registered capital of 1 million RMB, of which Meizhong, Qiyu, and Boyadi will account for 42%, 28% and 30% of the joint venture, respectively. Meizhong shall be responsible for preparing the application material package for obtaining valid approvals for the project from the competent governmental authorities, planning, construction, management, production operation, raw materials purchase and products sale of the project, carrying out the operations and investment promotion efforts, etc.; Qiyu and Boyadi shall be responsible for raising funds for the entire project and conducting capital operation of the project, assisting Meizhong in investment promotion efforts, communicating with the local governmental authorities and trying to get preferential policies.

The term of this joint venture shall be five years, upon expiration, the period may be extended for another five years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

AMERICA GREAT HEALTH

Date: September 03, 2022

By:         /s/ Mike Wang

Name:    Mike Wang

Title:      President